Exhibit 10(xxx)


                        DOMINION RESOURCES, INC
                 EXECUTIVES' DEFERRED COMPENSATION PLAN





                        Effective January 1, 1994


                          For the Executives of:

                        Dominion Resources, Inc.
                  Virginia Electric and Power Company

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                           TABLE OF CONTENTS

Section                                                                Page

1.  DEFINITIONS..........................................................1
2.  PURPOSE..............................................................3
3.  PARTICIPATION........................................................3
4.  DEFERRAL ELECTION....................................................3
5.  EFFECT OF NO ELECTION................................................4
6.  DEFERRED CASH BENEFITS...............................................4
7.  DEFERRED STOCK BENEFITS..............................................5
8.  DISTRIBUTIONS........................................................5
9.  HARDSHIP DISTRIBUTIONS...............................................7
10. COMPANY'S OBLIGATION.................................................7
11. CONTROL BY PARTICIPANT...............................................8
12. CLAIMS AGAINST PARTICIPANT'S DEFERRED BENEFITS.......................8
13. AMENDMENT OR TERMINATION.............................................8
14. NOTICES..............................................................8
15. WAIVER...............................................................8
16. CONSTRUCTION.........................................................8

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1.  DEFINITIONS. The following definitions apply to this Plan and to the
    Deferral Election Forms.

    (a) BENEFICIARY or BENEFICIARIES means a person or persons or other entity that a Participant designates on a Beneficiary
        Designation Form to receive Deferred Benefit payments pursuant to Plan Section 8(c). If a Participant does not execute a valid Beneficiary Designation Form, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant's Beneficiary of Beneficiaries shall be the first of the following persons who survive the Participant: a Participant's spouse (the person legally married to the Participant when the Participant dies);
        the Participant's children in equal shares and the Participant's estate.

    (b) BENEFICIARY DESIGNATION FORM means the form that a Participant uses to name his Beneficiary or Beneficiaries.

    (c) COMPANY means Dominion Resources, Inc., Virginia Electric and Power Company, and any of their affiliates that, with approval of the DRI Board of Directors, adopt or have adopted this Plan; any successor business by merger, purchase, or otherwise that maintains the Plan.

    (d) COMPENSATION means a Participant's base salary, cash incentive pay and other cash compensation from the Company.

    (e) DEFERRAL ELECTION FORM means the form that a Participant uses to elect to receive a Deferred Benefit pursuant to Plan Section 4. A Participant's Distribution Election Form and Beneficiary Designation Form are part of the Participant's Deferral Election Form.

    (f) DEFERRAL YEAR means a calendar year for which an Executive's Compensation is reduced pursuant to a valid Deferral Election Form.

    (g) DEFERRED BENEFIT means either a Deferred Cash Benefit or a Deferred Stock Benefit available to an Executive who has executed a valid Deferral Election Form.

    (h) DEFERRED CASH ACCOUNT means a bookkeeping record established for each Participant who elects to receive a Deferred Cash Benefit. A Deferred Cash Account shall be established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account shall be credited with that amount of a Participant's Compensation deferred as a Deferred Cash Benefit according to a Participant's Deferral Election Form. A Deferred Cash Account also shall be credited periodically with interest under Plan Section
        6(b).

    (i) DEFERRED CASH BENEFIT means the Deferred Benefit elected by a Participant that results in payments governed by Plan Sections 6 and 8.

    (j) DEFERRED STOCK ACCOUNT means a bookkeeping record established for each Participant who elects to receive a Deferred
        Stock Benefit. A Deferred Stock Account shall be established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account shall be credited with that amount of a Participant's Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form. A Deferred Stock Account also shall be credited periodically with dividends under Plan Section 7(b).

    (k) DEFERRED STOCK BENEFIT means the Deferred Benefit elected by a Participant that results in payments governed by Plan Sections 7 and 8.

    (l) DISTRIBUTION ELECTION FORM means that part of a Deferral Election Form which a Participant uses to establish the duration of the deferral of Compensation and the frequency of payments of a Deferred Benefit. If a Participant does not execute a valid Distribution Election Form, the distribution of a Deferred Benefit shall be governed by Plan Section 8.

    (m) DRI means Dominion Resources, Inc.

    (n) DRI COMMITTEE means the Organization and Compensation Committee of DRI's Board.

    (o) ELECTION DATE means the date by which an Executive must submit a valid Deferral Election Form. For each Deferral Year, the Election Date shall be the preceding December 31. However, if an individual becomes an Executive during a Deferral Year, his Election Date shall be a date that is within thirty days after such individual becomes an Executive. Notwithstanding the preceding sentences, the Committee may set an earlier Election Date for any Deferral Year.

    (p) EXECUTIVE means an individual who is employed by the Company and who is a "highly-compensated employee" or a member of a "select group of management" as those terms are used under Title I of the Employee Retirement Income Security Act of 1974, as amended and who the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power), designates as being eligible to participate in this Plan.

    (q) PARTICIPANT, with respect to any Deferral Year, means an Executive who has executed a valid Deferral Election Form for that Deferral Year.

    (r) PLAN means the Dominion Resources, Inc. Executives' Deferred Compensation Plan.

    (s) TERMINATE, TERMINATING, or TERMINATION, with respect to a Participant, mean the cessation of his employment with the Company on account of death, disability, severance or any other reason.

    (t) VIRGINIA POWER means Virginia Electric and Power Company.

    (u) Virginia Power Committee means the Organization and Compensation Committee of Virginia Power's Board of Directors.


2. PURPOSE. The Plan is intended to permit Executives to defer all or a portion of their Compensation.

3. PARTICIPATION. The DRI Committee shall select the DRI Executives who are eligible to participate in the Plan. The Virginia Power Committee shall select the Virginia Power Executives who are eligible to participate in the Plan. An Executive becomes a Participant for any Deferral Year by filing a valid Deferral Election Form according to Plan Section 4 on or before the Election Date for that Deferral Year.

4. DEFERRAL ELECTION. A deferral election shall be valid when the Deferral Election Form is completed, signed by the electing Executive, and received by DRI's Corporate Secretary on or before the Election Date for that Deferral Year. The following provisions apply to deferral elections.

    (a) A Participant may elect a Deferred Benefit for any Deferral Year if he is an Executive at the beginning of that Deferral Year or becomes an Executive during that Deferral Year.

    (b) Before each Deferral Year's Election Date, each Executive shall be provided with a Deferral Election Form. Using the Deferral Election Form, an Executive may elect on or before the Election Date to defer the receipt of all or part of his Compensation for the Deferral Year. An Executive may not defer more than $1,000,000 of Compensation for any Deferral Year.

    (c) An Executive must complete a Deferral Election Form for either a Deferred Cash Benefit or a Deferred Stock Benefit for all amounts deferred from his Compensation. The Compensation deferred under a Deferral Election Form shall be allocated among a Deferred
        Cash Benefit and a Deferred Stock Benefit in 10% multiples.

    (d) A Distribution Election Form shall constitute part of a Deferral Election Form. The Committee may allow a Participant to file one Distribution Election Form for all of his Deferred Cash Benefits and one for all of his Deferred Stock Benefits.

    (e) If he does so before the last business day of the Deferral Year, DRI's Corporate Secretary may reject any Deferral Election Form or any Distribution Election Form or both that does not conform to the provisions of the Plan. DRI's Corporate Secretary may modify any Distribution Election Form at any time to the extent necessary to comply with any federal securities laws or regulations. DRI's Corporate Secretary's rejection or modification must be made on a uniform basis with respect to similarly-situated Executives. If DRI's Corporate Secretary rejects a Deferral Election Form, the Executive shall be paid the amounts he would have been entitled to receive if the Executive had not submitted the rejected Deferral Election Form.

    (f) An Executive may not revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year has the same effect as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by an Executive expressing an intention to revoke his Deferral Election Form and delivered to DRI's Corporate Secretary before the close of business on the relevant Election Date shall be a revocation.

5. EFFECT OF NO ELECTION. An Executive who has not submitted a valid Deferral Election Form to DRI's Corporate Secretary on or before the relevant Election Date may not defer any part of his Compensation for the Deferral Year. The Deferred Benefit of an Executive who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form (either as to the form or commencement of payment) before the relevant Election Date shall be distributed in a lump sum on the February 15 following his Termination.

6. DEFERRED CASH BENEFITS.

    (a) Deferred Cash Benefits shall be credited to a Deferred Cash Account as of the last day of the month in which the deferred Compensation would have been paid and shall be credited with interest on the first day of each month thereafter at rates set by the DRI Committee. Interest shall accrue monthly on the balance in a Deferred Cash Account on the last day of each month, until the end of the month prior to the month of distribution.

    (b) Unless the DRI Committee changes the basis on which interest shall be determined, interest credited to a Deferred Cash Account shall be based on the average three-month United States Treasury Bill Rates Auction Average (Investment), as published by the Federal Reserve Board for the month immediately preceding the day the interest is credited.

7. DEFERRED STOCK BENEFITS. The following provisions apply to a Deferred Stock Benefit.

    (a) Deferred Stock Benefits shall be credited to a Deferred Stock Account as of the first day of the month following the month in which the Compensation would have been paid. A Deferred Stock Account shall be credited with the number of whole and fractional shares of DRI common stock that a Participant could have purchased with amounts deferred from his Compensation based on the closing price of DRI common stock on the New York Stock Exchange on the last trading day of the month in which the deferred Compensation would have been paid. The value of a Deferred Stock Account on any date shall be the value of the DRI common stock (whole and fractional shares) credited to the account based on the immediately preceding closing price of DRI common stock on the New York Stock Exchange.

    (b) A Deferred Stock Account also shall be credited with dividends on the last day of each calendar quarter. A Deferred Stock Account shall be credited with the number of whole and fractional shares of DRI common stock that a Participant could have purchased with such dividends based on the closing price of the DRI common stock on the day before such dividends are credited to the account.

8. DISTRIBUTIONS.

    (a) All Deferred Cash Benefits and all Deferred Stock Benefits, less withholding for applicable income and employment taxes, shall be paid in cash on the date specified in the Participant's Distribution Election Form (but subject to Plan Section 4(f)).
        A Deferred Stock Benefit shall be distributed in cash equal to the value of the Participant's Deferred Stock Account on the last day of the month preceding the month of distribution. Except in the event of Termination, a Participant may only receive a distribution on a date which is at least six months after the date on which his most recent Deferral Election Form is valid.

    (b) Except for distributions triggered by a Participant's disability, Deferred Benefits shall be paid in a lump sum unless the Participant's Distribution Election Form specifies annual installment payments over a period of up to ten years. Installment payments will be made in approximately equal amounts during each year of the installment period. For a Deferred Cash Benefit payable in installments, interest under Plan Section 6(b) shall continue to accrue on the unpaid balance of a Deferred Cash Account. For a Deferred Stock Benefit payable in installments, the unpaid balance of a Deferred Stock Account shall accrue dividends under Plan Section 7(b).

        If a Participant Terminates as a result of his disability, begins to receive Deferred Benefits and thereafter recovers before the balance of his Deferred Cash Account and Deferred Stock Account are exhausted, distributions shall cease and any remaining Deferred Benefits under the Plan shall be governed by this Plan Section 8 and his Distribution Election Form.

        Unless otherwise specified in a Participant's Distribution Election Form, any lump sum payment shall be paid or installment payments shall begin on February 15 of the year after the Participant's Termination. For distributions that would automatically begin because of a Participant's Termination (other than by death), the Participant may elect on his Distribution Election Form to begin payments (i) on the February 15 following his Termination, without regard to his age; or
        (ii) on the February 15 following his Termination and his attainment of a specified age; or (iii) even if the Participant does not Terminate, on the February 15 following a specified age. However, except in the event of payments on account of Termination, no Participant may elect to receive payments sooner than six months after the date on which his most recent Deferral Election Form is valid.

    (c) Notwithstanding any other provision of this Plan or a Participant's Distribution Election Form, the DRI Committee (in the case of an individual employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) in its sole discretion may postpone the distribution of all or part of a Deferred Benefit to the extent that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) or any successor thereto. A Deferred Benefit distribution that is postponed pursuant to the preceding sentence shall be paid as soon as it is possible to do so within the deduction limitations of Section 162(m) of the Code.

    (d) A Participant or Beneficiary may not assign Deferred Benefits. A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Benefits under the Plan. Such designations are revocable. Each Beneficiary shall receive his portion of the Participant's
        Deferred Cash Account and Deferred Stock Account on February 15 of the year following the Participant's death. However, the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power
        Committee (in the case of an individual employed by Virginia
        Power), at its discretion, may approve a Beneficiary's request for accelerated payment under Plan Section 9. The DRI Committee
        (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee
        (in the case of an individual employed by Virginia Power) may insist that multiple Beneficiaries agree upon a single distribution method.

9. HARDSHIP DISTRIBUTIONS.

    (a) At its sole discretion and at the request of a Participant before or after his Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) may accelerate and pay all or part of any amount attributable to a Participant's Deferred Benefits. The DRI Committee (in the case of an individual who is employed by DRI or one of its nonutility subsidiaries) or the Virginia Power Committee (in the case of an individual employed by Virginia Power) may accelerate distributions only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution request would create a severe hardship for the Participant or Beneficiary. An accelerated distribution under this Plan Section 9 shall be limited to the amount necessary to satisfy the financial emergency.

    (b) For purposes of an accelerated distribution of a Deferred Stock Benefit, the Deferred Stock Benefit's value shall be determined by the value of the Deferred Stock Account on the last day of the month prior to the month of distribution.

    (c) Distributions under this section shall be made in cash, shall first be made from the Participant's Deferred Stock Account before accelerating the distribution of any amount attributable to a Deferred Cash Benefit, and shall be limited to amounts attributable to Compensation deferred under a Deferral Election
        Form that was effective at least six months before the distribution.

    (d) A distribution under this section shall be in lieu of that portion of a Participant's Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit shall be adjusted by reducing the Participant's Deferred Cash Account balance by the amount of the distribution. A Deferred Stock Benefit shall be adjusted by reducing the value of the Participant's Deferred Stock Account by the amount of the distribution.

10. COMPANY'S OBLIGATION. The Plan shall be unfunded. The Company shall not be required to segregate any assets that at any time may represent a Deferred Benefit. Any liability of the Company to a Participant or Beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11. CONTROL BY PARTICIPANT. A Participant shall have no control over Deferred Benefits except according to his Deferral Election Forms, his Distribution Election Forms and his Beneficiary Designation Form.

12. CLAIMS AGAINST PARTICIPANT'S DEFERRED BENEFITS. A Deferred Cash Account and Deferred Stock Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or his Beneficiary shall have no rights other than as a general creditor of the Company.

13. AMENDMENT OR TERMINATION. Except as otherwise provided, this Plan may be altered, amended, suspended, or terminated at any time by DRI's Board of Directors. DRI's Board of Directors may not alter, amend, suspend, or terminate this Plan as to any Participant without the consent of that Participant if such action would result either in (i) a distribution of the Participant's Deferred Benefit in any manner not provided in the Plan or (ii) immediate taxation of a Deferred Benefit to a Participant. Notwithstanding the preceding sentence, if any amendment to the Plan after the Plan's effective date adversely affects a Deferred Benefit and the Internal Revenue Service declines to rule favorably on the amendment, DRI's Board of Directors, in its sole discretion, may accelerate the distribution of any amounts attributable to an affected Deferred Benefit.

14. NOTICES. All notices or election required under the Plan must be in writing. A notice or election shall be deemed delivered if it is delivered personally or sent registered or certified mail to the person at his last known business address.

15. WAIVER. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16. CONSTRUCTION. This Plan shall be adopted and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-laws rules). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or enforceable, the validity or enforceability or any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other.